Exhibit 99.1

For Immediate Release

NDCHealth Amends Credit Facility to Increase Operating Flexibility

ATLANTA, August 24, 2004 – NDCHealth Corporation (NYSE: NDC) today filed a Form 8-K with the Securities and Exchange Commission disclosing an amendment to its senior secured credit facility, effective immediately, that allows for greater operating flexibility throughout fiscal 2005. The company now expects it will be in compliance with the financial covenants of the amended credit facility for the fiscal first quarter ending August 27, 2004. Merrill Lynch & Co. acted as the administrative agent.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements related to the company’s expected compliance with the amended credit facility for the first quarter and fiscal year 2005. These statements involve risks and uncertainties that may cause actual results to differ materially. The company’s compliance with its credit agreement in future periods is based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but is beyond management’s control. Many of these risk factors and assumptions are beyond the company’s ability to control or predict, and are not intended to represent a complete list of all risks and uncertainties inherent in the company’s business, and should be read in conjunction with the more detailed cautionary statements included in NDCHealth’s Annual Report on Form 10-K for the fiscal year ended May 28, 2004 filed with the Securities and Exchange Commission as well as other SEC filings by the company. The company’s forward-looking statements are only predictions and are not guarantees of performance. These forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update publicly any of them in light of new information or future events.

About NDCHealth

NDCHealth is a leading provider of health information solutions that add value to pharmacy, hospital, physician, pharmaceutical and payer businesses.

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Contact:

Robert Borchert

VP - Investor Relations

(404) 728-2906

robert.borchert@ndchealth.com